Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (Reg. No. 333-267479) that was filed by the registrant with the Securities and Exchange Commission (the “SEC”) on September 16, 2022, as amended, and declared effective by the SEC on October 14, 2022.

The following table sets forth the estimated costs and expenses, other than fees payable to our financial advisors, payable by the registrant in connection with the sale of the securities being registered:

SEC registration fee	$--
FINRA filing fee	--
Printing and engraving expenses	15,000
Legal fees and expenses	425,000
Accountants’ fees and expenses	55,000
Transfer agent and registrar fees and expenses	15,000
Miscellaneous expenses	10,000
Total	$520,000